--------------------------------------------------------------------------------

                                 UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                           FORM 8-K (Amendment No. 1)

                       Date of Report: September 10, 2002

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


                        COMMISSION FILE NUMBER 001-16381


                                 CERISTAR, INC.
           (Exact name of the registrant as specified in its charter)
                         Formerly Planet Resources Inc.


              DELAWARE                                  76-0600966
    (State or other jurisdiction            (IRS employer identification number)
   of incorporation or organization)


                          50 WEST BROADWAY, SUITE 1100
                           SALT LAKE CITY, UTAH 84119
                    (Address of principal executive officers)


                                  801-350-2017
              (Registrant's telephone number, including area code)

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements in the Form 8-K/A are forward looking statements that involve risks and uncertainties. Words, such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and "views" are intended to identify forward looking statements. Such statements are based on current expectations and projections about our business and assumptions made by the management and are no guarantee of future performance. Therefore, actual events and results may differ materially from those expressed or forecasted in the forward looking statements due to risk factors identified in the Management's Discussion and Analysis of Financial Condition and Results of Operations.

Item 1. Changes in Control of Registrant

On September 3, 2002 Planet Resources, Inc., a Delaware corporation ("Planet'), a Delaware corporation ("CeriStar"), and CISI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Planet ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Planet, CeriStar and Merger Sub are referred to collectively herein as the "Parties." The merger was approved by the Board of Directors of each company, the sole stockholder of Merger Sub and the holders of in excess of a majority of the issued and outstanding capital stock of CeriStar and consummated in accordance with the terms of the Merger Agreement effective at 9:00 A.M., EDT on the 10th day of September, 2002 (the "Effective Time").

About CeriStar:

CeriStar Corporation (OTCBB:CTRI) is attempting to deliver cost-efficient technology services for smart homes, smart buildings, and smart cities, with a focus on creating secure environments at costs that are 25-40% lower than traditional service providers. CeriStar believes it can create significant efficiencies and cost savings by bundling security, telecom, utility and other technology services over a fiber Internet Protocol (IP) network. CeriStar is working in partnership with IBM and others to provide secure living and working environments for education, enterprise, residential and government customers. The Company's proprietary CeriNet technology uses IP networks to help create secure environments in line with the nation's Homeland Security initiatives.

CeriStar has also finalized a contract with Valley Center Towers to install CeriNet in its 400,000 square foot commercial building and with Provo City to connect over 200 homes to CeriNet, thereby defining the business model that they plan to offer to 30,000 legacy homes in the near future. The company has just completed two other projects, one in Florida and one in Utah. The Florida project is a commercial building that plans to begin connecting its customers within the next few months. In Utah, the first condominiums of a 160-unit development, with plans to expand to 350 units, have now been connected to CeriNet. CeriNet is deploying IP phone service, IP data, IP video on demand and IP TV, as well as analog phone and TV services, to its customers.

The Company believes the concept of a knowledge community is growing, and CeriStar's efforts in Utah and the surrounding states have generating interest from universities, government agencies, businesses and municipalities. The company is currently exploring potential opportunities in each of these areas.

Company Highlights

* Proprietary Technology - CeriStar currently has four patents pending for its proprietary CeriNet technology. CeriNet has been designed to be the standard platform upon which the whole technology/datacom industry operates. CeriStar delivers all of its bundled services, including security services, over fiber IP networks.

* Key Strategic Relationships - CeriStar has several strategic partners, including IBM and Cisco, with whom it is servicing current contracts and bidding on new projects.

* Significant Cost Savings For Customers - By bundling technology services, CeriStar believes it can offer customers a 25-40% cost savings over traditional separate delivery and billing methods Convergence technology benefits a variety of end-users. Government institutions, corporations, universities, and domestic residences could enjoy enhanced services and cost savings by having their technology needs met through one provider. Currently, the vast majority of potential commercial and residential customers purchase their telecom needs, data connectivity, video conferencing and entertainment, and facilities management needs from separate vendors over delivery systems that are dated and slower in delivery. CeriStar believes it can transform and converge the telecom and data industries by delivering all of these services in a more cost-efficient and faster manner over a fiber IP network.

Market Segments

CeriStar plans to serve four main segments including: (1) governmental institutions; (2) corporations; (3) academic institutions; and (4) domestic residences. CeriStar simultaneously addresses each of these market segments through its participation in Smart City Initiatives. A Smart City is one which is fully networked with a fiber IP network, allowing CeriStar to provide turn-key bundled technology services to each of its market segments within the city. Provo, Utah will be the leading city in the U.S. to implement such an initiative.

Technology

Management believes CeriStar's technology can create a 25-40% cost savings for its customers by allowing its customers to receive bundled technology services over an IP network. Until recently, IP, or Internet Protocol, technology was only used to transmit data, such as email or web site content, over wide area networks, such as the Internet. IP is a very efficient method of distributing data because it allows data to be sent in small pieces, or 'packets,' of information over a broadband network. These packets are then merged together again at the point of destination. By leveraging its proprietary CeriNet technology, CeriStar could capture an opportunity to become the leader in using this same IP technology to deliver not only data but also a host of other services and technologies such as voice communications (ie. telephone), video (i.e. teleconferencing, television, video on demand), and facilities management services (i.e. security, electricity, heating, gas, etc.).

ITEM 7.  Financial  Statements and Exhibits

         Attached are the following financial statements

         Audited Financial statements of Ceristar, Inc. as of December 31, 2001 and 2000 and for the years then ended.

         Profroma financial statements as of June 30, 2002 and for the six months ended June 30, 2002 and the year ended December 31, 2001.


         Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          CeriStar, Inc.

          /s/ David L. Bailey
          ----------------------------
          By:  David L. Bailey, C.E.O.
          Dated:  November 25, 2002

                                                                  CERISTAR, INC.

                                                   Index to Financial Statements

--------------------------------------------------------------------------------





                                                                       Page
                                                                       ----

Independent auditors' report                                           F-1


Balance sheet                                                          F-2


Statement of operations                                                F-3


Statement of stockholders' deficit                                     F-4


Statement of cash flows                                                F-5


Notes to financial statements                                          F-6

--------------------------------------------------------------------------------

                                                    INDEPENDENT AUDITORS' REPORT






To the Board of Directors and Stockholders of Ceristar, Inc.


We have audited the accompanying balance sheet of Ceristar, Inc., as of December 31, 2001 and 2000, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ceristar, Inc. as of December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has a deficit in working capital, a stockholders' deficit and recurring net losses. These issues raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The accompanying financial statements do not include any adjustment that might result from the outcome of this uncertainty.



                                             TANNER + CO.


Salt Lake City, Utah
May 31, 2002, except for
Note 17 which is dated September 10, 2002



                                                                                            CERISTAR, INC.
                                                                                             Balance Sheet

----------------------------------------------------------------------------------------------------------




                                                                    June 30,            December 31,
                                                                      2002        ------------------------
              Assets                                              (Unaudited)       2001         2000
              ------
                                                                ------------------------------------------
Current assets:
     Cash                                                       $          4,565  $     2,518  $   430,408
     Accounts receivable                                                  16,947        2,206            -
     Prepaid expenses                                                      6,954        3,954        3,524
                                                                ------------------------------------------

              Total current assets                                        28,466        8,678      433,932

Property and equipment, net                                               51,547       49,322       48,887
Deferred debt issue costs                                                 69,000            -            -
                                                                ------------------------------------------

                                                                $        149,013  $    58,000  $   482,819
                                                                ------------------------------------------

----------------------------------------------------------------------------------------------------------

              Liabilities and Stockholders' (Deficit) Equity
              ----------------------------------------------

Current liabilities:
     Accounts payable                                           $        115,969  $    34,084  $         -
     Accrued payroll and sales tax liabilities                            81,344       61,399       21,052
     Unearned revenue                                                     35,990       21,704            -
     Related party notes payable                                          88,334            -            -
     Current portion of convertible long-term debt                        11,800            -            -
                                                                ------------------------------------------

              Total current liabilities                                  333,437      117,187       21,052

Convertible long-term debt                                                61,313            -            -
                                                                ------------------------------------------

              Total liabilities                                          394,750      117,187       21,052

Stockholders' (deficit) equity:
     Convertible preferred stock, $.001 par value,
       voting; 10,000,000 shares authorized,
       1,469,188, 1,469,188, and 1,273,924 shares
       issued and outstanding, (aggregate
       liquidation preference is $3,036,008
       at December 31, 2001)                                               1,469        1,469        1,274
     Common stock, $.001 par value, voting,
       40,000,000 shares authorized, 8,307,381,
       8,307,381, and 7,101,961 issued and
       outstanding, respectively.                                          8,307        8,307        7,102
     Additional paid-in-capital                                        5,299,362    5,224,362    3,565,840
     Deferred compensation                                              (681,033)    (821,033)     (49,500)
     Subscriptions receivable due from employees                         (25,963)     (25,963)     (17,414)
     Accumulated deficit                                              (4,847,879)  (4,446,329)  (3,045,535)
                                                                ------------------------------------------

              Total stockholders' (deficit) equity                      (245,737)     (59,187)     461,767
                                                                ------------------------------------------

                                                                $        149,013  $    58,000  $   482,819
                                                                ------------------------------------------


----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                        F-2




                                                                                            CERISTAR, INC.
                                                                                   Statement of Operations

----------------------------------------------------------------------------------------------------------

                                                        Six Months Ended               Years Ended
                                                            June 30,                   December 31,
                                                   --------------------------   --------------------------
                                                       2002         2001
                                                    (Unaudited)  (Unaudited)        2001         2000
                                                   --------------------------   --------------------------

Sales, net                                         $     336,645   $  181,014   $     259,639  $     3,649
Cost of sales                                            111,517       64,354         174,908       18,519
Selling, general, and administrative                     613,025      576,728       1,490,320    2,064,672
Impairment of technology license                               -            -               -    1,000,000
                                                   --------------------------   --------------------------

              Loss from operations                      (387,897)    (460,068)     (1,405,589)  (3,079,542)

Interest income                                                2        3,755           4,795       75,566
Interest expense                                         (13,655)           -               -            -
                                                   --------------------------   --------------------------

              Loss before benefit for income taxes      (401,550)    (456,313)     (1,400,794)  (3,003,976)

Benefit for income taxes                                       -            -               -            -
                                                   --------------------------   --------------------------

              Net loss                             $    (401,550)  $ (456,313)  $  (1,400,794) $(3,003,976)
                                                   --------------------------   --------------------------

Loss per common share  basic and diluted           $        (.05)  $     (.06)  $        (.18) $      (.47)
                                                   --------------------------   --------------------------

Weighted average shares - basic and diluted            8,307,000    7,449,000       7,757,000    6,422,000
                                                   --------------------------   --------------------------


----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                        F-3


                                                                                                                CERISTAR, INC.
                                                                                            Statement of Stockholders' Deficit

                                                                                        Years Ended December 31, 2001 and 2000
------------------------------------------------------------------------------------------------------------------------------




                                     Preferred Stock      Common Stock       Additional
                                  ---------------------------------------     Paid-in     Deferred   Subscriptions  Accumulated
                                   Shares     Amount    Shares    Amount      Capital   Compensation   Receivable     Deficit
                                  ---------------------------------------------------------------------------------------------

Balance January 1, 2000             849,500  $   850  6,243,904  $  6,244   $ 1,633,148  $        -   $ (16,664)  $    (41,559)

Issuance of common stock for:
     Cash                                 -        -      1,266         1         1,265           -           -              -
     Services                             -        -    776,791       777       776,014           -           -              -
     Subscriptions receivable
      and compensation                    -        -     80,000        80        79,920     (49,500)       (750)             -

Compensation expense paid by
  principle shareholder                   -        -          -         -       300,000           -           -              -

Issuance of Series A Preferred
  Stock for cash (net of
  offering costs)                   424,424      424          -         -       775,493           -           -              -

Net loss                                  -        -          -         -             -           -           -     (3,003,976)
                                  --------------------------------------------------------------------------------------------

Balance December 31, 2000         1,273,924    1,274  7,101,961     7,102     3,565,840     (49,500)    (17,414)    (3,045,535)

Issuance of common stock for:
     Cash                                 -        -      1,000         1           999           -           -              -
     Services                             -        -    225,420       225       225,195           -           -              -
     Subscription receivable
       and compensation                   -        -    979,000       979       978,021    (788,033)     (8,799)             -

Stock subscription received               -        -          -         -             -           -         250              -

Issuance of Series B Preferred
  Stock for cash (net of
  offering costs)                   195,264      195          -         -       454,307           -           -              -

Amortization of deferred
  compensation                            -        -          -         -             -      16,500           -              -

Net loss                                  -        -          -         -             -           -           -     (1,400,794)
                                  --------------------------------------------------------------------------------------------

Balance December 31, 2001         1,469,188    1,469  8,307,381     8,307     5,224,362     821,033     (25,963)    (4,446,329)

Amortization of deferred
  compensation (unaudited)                -        -          -         -             -    (140,000)          -              -

Preferential conversion
  feature and issue of warrants
  for debt issue costs
  (unaudited)                             -        -          -         -        75,000           -           -              -

Net loss (unaudited)                      -        -          -         -             -           -           -       (401,550)
                                  --------------------------------------------------------------------------------------------

Balance June 30, 2002 (unaudited) 1,469,188  $ 1,469  8,307,381  $  8,307   $ 5,299,362  $ (681,033)  $ (25,963)  $ (4,847,879)
                                  --------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                                            F-4


                                                                                            CERISTAR, INC.
                                                                                   Statement of Cash Flows

----------------------------------------------------------------------------------------------------------


                                                           Six Months                  Years Ended
                                                         Ended June 30,                December 31,
                                                   --------------------------   --------------------------
                                                       2002         2001            2001         2000
                                                    (Unaudited)  (Unaudited)
                                                   --------------------------   --------------------------
Cash flows from operating activities:
     Net loss                                      $    (401,550) $  (456,313)  $  (1,400,794) $(3,003,976)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
         Depreciation and amortization                    24,018        3,018          12,072        6,036
         Stock compensation for services                       -      172,222         407,588    1,106,541
         Amortization of deferred compensation           140,000       16,500          16,500            -
         Loss on impairment of licensed technology             -            -               -    1,000,000
     (Increase) decrease in:
         Accounts receivable                             (14,741)     (78,476)         (2,206)           -
         Prepaid expense                                  (3,000)           -            (430)      (3,524)
     Increase (decrease) in:
         Accounts payable                                 81,885            -          34,084            -
         Accrued liabilities                              19,945       19,656          40,347       10,757
         Deferred revenue                                 14,286            -          21,704            -
                                                   --------------------------   --------------------------

                  Net cash used in
                  operating activities                  (139,157)    (323,393)       (871,135)    (884,166)
                                                   --------------------------   --------------------------

Cash flows from investing activities:
     Purchases of property and equipment                 (20,243)      (5,388)        (12,507)     (54,923)
     Purchase of technology license                            -            -               -     (950,000)
                                                   --------------------------   --------------------------

                  Net cash used in
                  investing activities                   (20,243)      (5,388)        (12,507)  (1,004,923)
                                                   --------------------------   --------------------------

Cash flows from financing activities:
     Proceeds from issuance of preferred stock                 -      433,000         454,502      775,917
     Proceeds from issuance of common stock                    -        1,250           1,250        1,266
     Proceeds from convertible long-term debt             75,000            -               -            -
     Proceeds from related party note                     88,334            -               -            -
     Payments on convertible long-term debt               (1,887)           -               -            -
                                                   --------------------------   --------------------------

                  Net cash provided by
                  financing activities                   161,447      434,250         455,752      777,183
                                                   --------------------------   --------------------------

                  Increase (decrease) in cash              2,047      105,469        (427,890)  (1,111,906)

Cash at beginning of period                                2,518      430,408         430,408    1,542,314
                                                   --------------------------   --------------------------

Cash at end of period                              $       4,565  $   535,877   $       2,518  $   430,408
                                                   --------------------------   --------------------------


----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                        F-5

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements

                                                      December 31, 2001 and 2000
--------------------------------------------------------------------------------


1.   Organization       Description of Business
                        Ceristar,   Inc.   (the   Company)   operates   in   the
                        communications industry as a hi-tech developer of IP technology applied to data convergence. The Company is located in Salt Lake City, Utah, and was formed in December 1999.


2.   Summary of         Concentration of Credit Risk
     Significant        Financial  instruments  which  potentially  subject  the
     Accounting         Company  to   concentration   of  credit  risk   consist
     Policies           primarily of trade receivables.  In the normal course of
                        business,   the   Company   provides   on-going   credit
                        evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

                        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

                        Cash and Cash Equivalents
                        Cash includes all cash and investments with original maturities to the Company of three months or less.

                        Property and Equipment
                        Property and equipment are recorded at cost less accumulated depreciation. Depreciation and amortization on capital leases and property and equipment is determined using the straight-line method over the estimated useful lives of the assets or terms of the leases. Depreciation and amortization periods are as follows:


                        Computer equipment and software           3 - 5 years
                        Furniture and fixtures                        5 years

                        Revenue Recognition
                        Revenue is recognized when a valid purchase order has been received, services have been performed or product has been delivered, the selling price is fixed or determinable, and collectibility is reasonably assured.


--------------------------------------------------------------------------------
                                                                             F-6

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

2.   Summary of         Revenue Recognition - Continued
     Significant        Unearned  revenue is recorded for services  paid for but
     Accounting         not yet  performed.  This revenue is  recognized  as the
     Policies           services are performed.
     Continued
                        Income Taxes
                        Deferred   taxes  are  computed   using  the  asset  and
                        liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are not recognized unless it is more likely than not that the asset will be realized in future years.

                        Earnings Per Common and Common Equivalent Share
                        The computation of basic earnings per common share is computed using the weighted average number of common shares outstanding during the year.

                        The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus common stock equivalents which would arise from the exercise of warrants outstanding using the treasury stock method and the average market price per share during the year.
                        Warrants to purchase 110,600 shares of Series B Preferred Stock at $2.50 per share were outstanding at December 31, 2001 which are convertible to 221,200 common shares. In addition, conversion features for outstanding Series A and Series B Preferred at December 31, 2001 and 2000 would result in common stock equivalents of 2,472,098 and 2,862,626 common shares respectively. Common stock equivalents are not included in the diluted earnings per share calculation since their effect is anti-dilutive.


--------------------------------------------------------------------------------
                                                                             F-7

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

2.   Summary of         Impairment of Long-Lived Assets
     Significant        The Company reviews its long-lived assets for impairment
     Accounting         whenever  events or  changes in  circumstances  indicate
     Policies           that  the  carrying  amount  of the  assets  may  not be
     Continued          recoverable  through  undiscounted future cash flows. If
                        it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.

                        Use of Estimates
                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                        Unaudited Information
                        In the opinion of management, the accompanying unaudited financial statements for the six months ended June 30, 2002 and 2001 contain all adjustments (consisting only of normal recurring items) necessary to present fairly the results of operations and cash flows for the six month periods ended June 30, 2002 and 2001. Results for the interim periods do not necessarily indicate results which may be expected for any other interim or annual period.

3.   Going              The   Company   has  a  working   capital   deficit,   a
     Concern            stockholders'  deficit,  and recurring net losses. These
                        factors create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

                        The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its preferred and common stock or obtaining debt financing and attaining future profitable operations. Management's plans include obtaining public debt and equity financing through a reverse merger into a publicly held company in order to fund its capital requirements to generate profits from operations. However, there can be no assurance the Company will be successful.

--------------------------------------------------------------------------------
                                                                             F-8

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

4.   Property           Property  and  equipment  consists of the  following  at
     and                December 31:
     Equipment
                                                          2001         2000
                                                      ------------------------

                        Computer equipment and
                           software                   $   57,707  $    45,374
                        Furniture and fixtures             9,723        9,549
                                                      -----------------------
                                                          67,430       54,923

                        Less accumulated
                           depreciation and
                           amortization                  (18,108)      (6,036)
                                                      -----------------------

                                                      $   49,322  $    48,887
                                                      -----------------------

5.   Impairment         During  the year ended  December  31,  2000 the  Company
     Loss on            determined that its technology license,  acquired from a
     Technology         software  development company related to transport of IP
     License            telephony in the amount of $1,000,000, would not produce
                        sufficient  future cash flows to cover its initial  cost
                        or future  operating costs and has recognized a loss for
                        its impairment  equal to its cost. The Company holds the
                        right to use the  technology  through  October 2004, and
                        has the right to renew the license for an  additional  5
                        years.


6.   Income             The benefit for income taxes is  different  than amounts
     Taxes              which  would  be  provided  by  applying  the  statutory
                        federal income tax rate to loss before benefit for income taxes for the following reasons:

                                                         Years Ended
                                                         December 31,
                                                    -----------------------
                                                       2001         2000
                                                    -----------------------

Income tax benefit
  at statutory rate                                 $  518,000  $ 1,111,000
Stock valuation for services                          (149,000)    (385,000)
Other                                                   (2,000)      (1,000)
Change in valuation allowance                         (367,000)    (725,000)
                                                    -----------------------

                                                    $        -  $        -
                                                    -----------------------


--------------------------------------------------------------------------------
                                                                             F-9

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

6.   Income             Deferred tax assets  (liabilities)  are comprised of the
     Taxes              following as of December 31:
     Continued
                                                          2001        2000
                                                      -----------------------

                        Net operating loss
                          carry-forwards             $   783,000  $   400,000
                        Amortization of license
                          technology                     321,000      345,000
                        Depreciation                      (6,000)      (6,000)
                        Deferred revenue                   8,000            -
                        Valuation allowance           (1,106,000)    (739,000)
                                                     ------------------------

                                                     $         -  $         -

                                                     ------------------------

                        At December 31, 2001, the Company has net operating loss carry- forwards available to offset future taxable income of approximately $2,117,000 which will begin to expire in 2019. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. A valuation allowance has been recorded against the deferred tax asset due to the uncertainty surrounding its realization caused by the Company's recurring losses.


--------------------------------------------------------------------------------
                                                                            F-10

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

7.   Preferred          The Company has authorized  10,000,000 shares designated
     Stock              into three Series of Convertible  Voting Preferred Stock
                        as follows:

                        Series A
                        The Company has designated 1,500,000 shares of preferred Series A convertible voting non-cumulative preferred stock with par value of $.001 per share. Holders of Series A Shares are entitled to dividends only when, and if, declared by the Board of Directors at $.05 per share. No distributions to the holder of common shares in any fiscal year shall be made unless dividends of at least $.50 per share on Series A shares shall first have been paid or set apart. Series A shares are convertible at the option of the holder thereof, at any time after December 31, 1999 into fully paid and non-assessable shares of common stock of the Company at a rate of two shares of common stock for each share of Series A Preferred Stock. Each share of Series A shall be valued at $2.00 for purposes of conversion. Series A shares are automatically convertible to common shares immediately preceding (but not conditional upon) the closing of an underwritten public offering of the common shares of the Corporation pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a private placement of equity securities of the Company in a single transaction or related transactions where the price for each share of common stock or common share equivalent in such transaction shall be not less than $6.00 and with aggregate offering proceeds to the corporation of $10,000,000. Series A stock also has a liquidation preference of $2.00 per share plus all declared and upaid dividends thereon to the date fixed for distribution. At December 31, 2001 and 2000, 1,273,924 were issued and outstanding with a liquidation preference of $2,547,848.


--------------------------------------------------------------------------------
                                                                            F-11

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

7.   Preferred          Series B
     Stock              The Company has designated 3,500,000 shares of Preferred
     Continued          Series B  Convertible  Voting  Non-cumulative  Preferred
                        Stock  with par value of $.001  per  share.  Holders  of
                        Series B Shares are entitled to dividends only when, and
                        if declared by the Board of Directors at $.05 per share.
                        No  distributions  to the holder of common shares in any
                        fiscal year shall be made unless  dividends  of at least
                        $.50 per share on Series B shares  shall first have been
                        paid or set apart.  Series B shares are  convertible  at
                        the  option  of the  holder  thereof  at any time  after
                        December  31,  2000 into fully  paid and  non-assessable
                        shares of common  stock of the  Company at a rate of two
                        shares  of  common  stock  for each  share  of  Series B
                        Preferred Stock.  Each share of Series B shall be valued
                        at the initial  offering  price  ($2.50) for purposes of
                        conversion.    Series   B   shares   are   automatically
                        convertible to common shares immediately  preceding (but
                        not  conditional  upon) the  closing of an  underwritten
                        public  offering of the common shares of the Corporation
                        pursuant  to a  registration  statement  filed under the
                        Securities  Act  of  1933,  as  amended,  or  a  private
                        placement  of  equity  securities  of the  Company  in a
                        single  transaction  or related  transactions  where the
                        price  for each  share of common  stock or common  share
                        equivalent  in such  transaction  shall be not less than
                        $6.00  and  with  aggregate  offering  proceeds  to  the
                        corporation  of  $10,000,000.  Series B stock also has a
                        liquidation  preference  of the initial  offering  price
                        ($2.50) per share plus all declared and unpaid dividends
                        thereon to the date fixed for distributions. At December
                        31, 2001 and 2000 there  were195,264 and 0 shares issued
                        and   outstanding,    respectively.    The   liquidation
                        preference attributable to Series B preferred stock at December 31, 2001 is $488,160.



--------------------------------------------------------------------------------
                                                                            F-12

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

7.   Preferred          Series C
     Stock              The Company has designated 5,000,000 of Preferred Series
     Continued          C Convertible Voting Non-cumulative Preferred Stock with
                        par value of $.001 per share. Holders of Series C Shares
                        are entitled to dividends  only when, and if declared by
                        the  Board  of   Directors   at  $.05  per   share.   No
                        distributions  to the  holder  of  common  shares in any
                        fiscal year shall be made unless  dividends  of at least
                        $.50 per share on Series C shares  shall first have been
                        paid or set apart.  Series C shares are  convertible  at
                        the  option  of the  holder  thereof  at any time  after
                        December  31,  2000 into fully  paid and  non-assessable
                        shares of common  stock of the  Company at a rate of two
                        shares  of  common  stock  for each  share  of  Series C
                        Preferred Stock.  Each share of Series C shall be valued
                        at  its   initial   offering   price  for   purposes  of
                        conversion.    Series   C   shares   are   automatically
                        convertible to common shares immediately preceding (but not conditional upon) the closing of an underwritten public offering of the common shares of the Corporation pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a private placement of equity securities of the Company in a single transaction or related transactions where the price for each share of common stock or common share equivalent in such transaction shall be not less than $6.00 and with aggregate offering proceeds to the corporation of $10,000,000. Series C stock also has a liquidation preference of the initial offering price
                        ($2.50) per share plus all declared and unpaid dividends thereon to the date fixed for distributions. No shares were issued or outstanding at December 31, 2001 and 2000.

8.   Preferred          The Company has issued warrants in conjunction  with the
     Stock              sale of its  Series  B  Convertible  Preferred  Stock in
     Warrants           accordance  with a  private  placement  dated  March 27,
                        2001, which allows the holder of the warrants to purchase Series B Convertible Preferred Stock at $2.50 per share which are convertible into common shares at $1.25 per share.



--------------------------------------------------------------------------------
                                                                            F-13

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

8.   Preferred          Information  regarding  warrants  to  purchase  Series B
     Stock              Preferred Stock is summarized below:
     Warrants
     Continued                                        Number of    Price Per
                                                       Warrants      Share
                                                      -----------------------

                        Oustanding at January 1, 2000
                         Granted                               -  $         -
                         Expired                               -            -
                                                      -----------------------

                        Outstanding at
                         December 31, 2000                     -            -
                         Granted                         110,600         2.50
                         Expired                               -            -
                                                      -----------------------

                       Outstanding at December 31,
                         2001                            110,600  $      2.50
                                                      -----------------------


9.   Stock-Based        The Company has adopted the disclosure  only  provisions
     Compensation       of Statement of Financial  Accounting  Standards  (SFAS)
                        No.  123,  "Accounting  for  Stock-Based  Compensation."
                        Accordingly, no compensation expense is recognized when stock options or warrants are granted to employees. No options or warrants were issued to employees for the years ended December 31, 2001 and 2000 which were not in conjunction with the purchase of Series B Convertible
                        Preferred Stock (see note 9). The value attributed to the these warrants under the Black Scholes valuation model was $57,847 and has been recognized in additional paid-in- capital.

                        The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions at December 31, 2001:


                         Expected dividend yield                  $        -
                         Expected stock price volatility                  N/A
                         Risk-free interest rate                        4.75%
                         Expected life of options                     5 years

                        The weighted average fair value of each warrant granted during 2001 was $.52.

--------------------------------------------------------------------------------
                                                                            F-14

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

9.   Stock-Based        The  following  table   summarizes   information   about
     Compensation       outstanding  warrants for Convertible Series B Preferred
     Continued          Stock at December 31, 2001:

                          Outstanding                   Exercisable
             --------------------------------------------------------------
                           Weighted
                            Average
                           Remaining   Weighted
  Range of                Contractual   Average                  Average
  Exercise      Number       Life      Exercise     Number      Exercise
   Prices    Outstanding    (Years)      Price    Exercisable     Price
---------------------------------------------------------------------------

$   2.50       110,600       4.24     $     2.50    110,600      $   2.50
---------------------------------------------------------------------------


10.  Employee           At December 31, 2001 and 2000 the Company has agreements
     Stock              which  obligate  employees to pay the Company for common
     Subscriptions      stock  issued  to the  employees  at $.01 per  share for
     Receivable         2,596,300  and  1,741,400   shares   respectively.   The
                        difference between the fair value of the shares and the subscription receivable is recognized as compensation according to the vesting period set forth in the stock purchase agreements which range from two to three year vesting annually. The measurement date of compensation is the date the shares were granted. In the event an employee terminates employment without fully vesting, the Company will have the option to repurchase all of the non-vested shares at $.02 per share. If an employee is terminated all of the non-vested shares are returned to the Company.

11.  Supplemental       During the years ended December 31, 2001, the Company
     Cash Flow
     Information           o   Issued 2,064 Preferred Series B Stock in exchange
                               for Preferred Series A offering costs.

                           o Issued 979,000 shares to employees in exchange for services of $182,168, deferred compensation of $788,033, and employee stock subscriptions receivable of $8,799.


--------------------------------------------------------------------------------
                                                                            F-15

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

11.  Supplemental       During the year ended December 31, 2000, the Company:
     Cash Flow
     Information           o   Issued 80,000 shares to employees in exchange for
     Continued                 services of  $29,750,  deferred  compensation  of
                               49,500,   and   employee   stock    subscriptions
                               receivable of $750.

                        During the six months ended June 30, 2002, the Company recorded deferred debt issue costs of $75,000 as a result of a preferential conversion feature on long-term debt.

                        Cash paid for interest and income taxes are as follows:



                                                    Years Ended
                                                   December 31,
                                        -----------------------------------
                                               2001             2000
                                        -----------------------------------

                        Interest         $        -         $           -
                                        -----------------------------------

                        Income taxes     $        -         $           -
                                        -----------------------------------


12.  Related Party      Related party transactions are as follows:
     Transactions
                        During the year ended December 31, 2001 an Officer and relatives of an officer purchased 27,200 Series B convertible preferred stock for $68,000.

                        During the year ended December 31, 2000 an Officer and a
                        relative  of  an  officer   purchased  93,000  Series  A
                        convertible preferred stock for $186,000.

13.  Major              Sales to customers which exceeded 10% of total sales are
     Customers          as follows for the years ended December 31:

                                               2001             2000
                                        -----------------------------------

                        Customer A        $     172,000     $        -



--------------------------------------------------------------------------------
                                                                            F-16

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

14.  Fair Value of      The  Company's  financial  instruments  consist of cash,
     Financial          receivables  and payables.  The carrying amount of cash,
     Instruments        receivables and payables approximates fair value because
                        of the short-term nature of these items.

15.  Recent             In August 2001, the Financial Accounting Standards Board
     Accounting         issued Statement of Financial  Accounting  Standards No.
     Pronounce-         144   "Accounting   for  the  Impairment  of  Long-Lived
     ments              Assets".  This Statement addresses financial  accounting
                        and  reporting for the  impairment of long-lived  assets
                        and  for  long-lived  assets  to be  disposed  of.  This
                        Statement  supercedes FASB Statement 121 and APB Opinion
                        No.  30.  This  Statement  retains  certain  fundamental
                        provisions of Statement  121,  namely;  recognition  and
                        measurement of the impairment of long-lived assets to be
                        held and used, and  measurement of long-lived  assets to
                        be disposed of by sale.  The Statement  also retains the
                        requirement   of  Opinion  30  to  report   discontinued
                        operations separately from continuing  operations.  This
                        Statement  also  amends  ARB  No.  51 to  eliminate  the
                        exception of consolidation for a temporarily  controlled
                        subsidiary.   The   provisions  of  this  statement  are
                        effective for financial statements issued for fiscal years beginning after December 15, 2001.

                        In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations". This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. This Statement addresses financial accounting and reporting for the disposal of long-lived assets. Management does not expect the adoption of SFAS No. 144 or 143 to have a significant impact on the financial position or results of operations of the Company.


--------------------------------------------------------------------------------
                                                                            F-17

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

15.  Recent             In June 2001, the Financial  Accounting  Standards Board
     Accounting         issued Statements of Financial  Accounting Standards No.
     Pronounce-         141 "Business  Combinations"  (SFAS No. 141) and No. 142
     ments              "Goodwill and Other  Intangibles"  (SFAS No. 142).  SFAS
     Continued          No. 141 and No.  142 are  effective  for the  Company on
                        July 1, 2001.  SFAS No. 141  requires  that the purchase
                        method   of   accounting   be  used  for  all   business
                        combinations   initiated   after  June  30,  2001.   The
                        statement  also   establishes   specific   criteria  for
                        recognition  of  intangible   assets   separately   from
                        goodwill and requires  unallocated  negative goodwill to
                        be written off  immediately  as an  extraordinary  gain.
                        SFAS No. 142  primarily  addresses  the  accounting  for
                        goodwill  and  intangible  assets  subsequent  to  their
                        acquisition.  The  statement  requires that goodwill and
                        indefinite   lived   intangible   assets  no  longer  be
                        amortized   and  be  tested  for   impairment  at  least
                        annually. The amortization period of intangible assets with finite lives will no longer be limited to forty years. Management does not expect the adoption of SFAS
                        No. 141 and 142 to have a significant impact on the financial position or results of operations of the Company.

                        SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, was issued in September 2000. SFAS No. 140 is a replacement of SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Most of the provisions of SFAS No. 125 were carried forward to SFAS No. 140 without reconsideration by the Financial Accounting Standards Board (FASB), and some were changed only in minor ways. In issuing SFAS No.
                        140, the FASB included issues and decisions that had been addressed and determined since the original publication of SFAS No. 125. SFAS No. 140 is effective for transfers after March 31, 2001. Management does not expect the adoption of SFAS No. 140 to have a significant impact on the financial position or results of operations of the Company.


--------------------------------------------------------------------------------
                                                                            F-18

                                                                  CERISTAR, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

16.  Subsequent         On September 10, 2002,  Ceristar  entered into a plan of
     Events             Merger Agreement with Planet Resources, Inc. (Planet) in
                        which the issued and outstanding shares of Ceristar, including Convertible Preferred Series A shares (Series
                        A) and Convertible Preferred Series B shares (Series B), were exchanged at a rate of approximately .757 for every common share of Planet issued and the Common Stock of Ceristar was converted into approximately .32 shares of common shares of Planet. Just prior to the merger, Planet authorized a 1 to 5.23 reverse stock split. The merger was accounted for as a reverse merger with Ceristar being the accounting acquirer.

--------------------------------------------------------------------------------
                                                                            F-19

                                 Ceristar, Inc.
                Pro Forma Combined Condensed Financial Statements
                                   (Unaudited)

The following unaudited pro forma condensed combined balance sheet aggregates the balance sheets of Ceristar, Inc. (a corporation) ("Ceristar") and Plant Resources, Inc. (a corporation) ("Plant Resources") as of June 30, 2002, accounting for the transaction as a purchase of all of the outstanding stock of Plant Resources by Ceristar in exchange for, and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred on June 30, 2002. The transaction was not completed as of June 30, 2002.

The following unaudited pro forma condensed combined statements of operations combines the results of the operations of Ceristar and Plant Resources for the six months ended June 30, 2002 and the year ended December 31, 2001 as if the transaction had occurred as of the beginning of each respective period.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the financial statements and the related notes thereto of Planet Resources as of June 30, 2002 and the financial statements of Ceristar as of December 31, 2001 included elsewhere in this filing. The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred had the transaction occurred on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The pro forma adjustments are based on the information and assumptions available as of the date of this filing. The unaudited pro forma combined condensed financial statements do not give effect to any cost savings or synergies, if any, that may result from the integration of Ceristar and Plant Resources' operations.

                                 Ceristar, Inc.
                        Unaudited Pro Forma Balance Sheet
                                  June 30, 2002


                                                              Ceristar        Planet Resources       Adjustments        Pro Forma
Assets
Current assets
      Cash and cash equivalents                           $         4,565    $           812                          $      5,377
      Accounts receivable                                          16,947                  -                                16,947
      Prepaid expenses                                              6,954                  -                                 6,954
                                                          ------------------------------------------------------------------------
                  Total current assets                             28,466                812                                29,278

Property and equipment, net                                        51,547                  -                                51,547
Deferred debt issue costs                                          69,000                  -                                69,000
                                                          ------------------------------------------------------------------------

Total assets                                              $       149,013    $           812       $             -    $    149,825
                                                          ========================================================================


Liabilities and stockholders' equity

Current liabilities
     Accounts payable                                             115,969                  -                               115,969
     Accrued payroll and other                                     81,344                  -                                81,344
     Unearned revenue                                              35,990                  -                                35,990
     Note payable to related party                                 88,334             25,000                               113,334
     Current portion of long-term debt                             11,800                  -                                11,800
                                                          ------------------------------------------------------------------------
              Total current liabilities                           333,437             25,000                               358,437

Long-term debt                                                     61,313                  -                                61,313
                                                          ------------------------------------------------------------------------

             Total liabilities                                    394,750             25,000                               419,750


Stockholders' deficit
   Perferred stock                                                  1,469                  -   1            (1,469)              -
   Common stock                                                     8,307              2,055   1            (6,181)          4,181
   Additional paid-in capital                                   5,299,362             34,225   1           (52,818)      5,280,769
   Deferred compensation                                         (681,033)                 -                              (681,033)
   Subscriptions receivable due from employees                    (25,963)                 -                               (25,963)
   Accumulated deficit                                         (4,847,879)           (60,468)  1            60,468      (4,847,879)
                                                          ------------------------------------------------------------------------
            Total stockholders' deficit                          (245,737)           (24,188)                    -        (269,925)
                                                          ------------------------------------------------------------------------
Total liabilities and stockholders' deficit               $       149,013    $           812                          $    149,825
                                                          ========================================================================


See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                                 Ceristar, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                      For the 6 Months Ended June 30, 2002



                                              Ceristar        Planet Resources       Adjustments      Pro Forma

 Revenues                                  $      336,645      $            -                      $      336,645

 Cost of Sales                                    111,517                   -                             111,517
 Selling general and administrative               613,025               8,580                             621,605
                                           -----------------------------------------------------------------------

                Total costs and expenses          724,542               8,580                             733,122
                                           -----------------------------------------------------------------------


 Loss from operations                            (387,897)             (8,580)                           (396,477)
                                           -----------------------------------------------------------------------


 Other income (expense):
      Interest income                                   2                   -                                   2
      Interest expense                            (13,655)                  -                             (13,655)
                                           -----------------------------------------------------------------------

                Total other income                (13,653)                  -                             (13,653)
                                           -----------------------------------------------------------------------

 Loss before benefit for income taxes            (401,550)             (8,580)                           (410,130)

 Benefit for income taxes                               -                   -                                   -

 Net loss                                  $     (401,550)     $       (8,580)                     $     (410,130)
                                           =======================================================================

 Net loss per share - basic and dilluted   $        (0.05)     $        (0.00)                     $        (0.10)
                                           ==================================                      ==============

 Weighted average shares
 Outstanding (basic)                            8,307,000           2,024,000                           4,181,000
                                           ==================================                      ==============


See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                                 Ceristar, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                    For the 12 Months Ended December 31, 2001



                                               Ceristar         Planet Resources        Adjustments      Pro Forma

 Revenues                                  $        259,639    $               -                      $     259,639

 Cost of Sales                                      174,908                    -                            174,908
 Selling general and administrative               1,490,320               24,810                          1,515,130
                                           ------------------------------------------------------------------------

                Total costs and expenses          1,665,228               24,810                          1,690,038
                                           ------------------------------------------------------------------------


 Loss from operations                            (1,405,589)             (24,810)                        (1,430,399)
                                           ------------------------------------------------------------------------


 Other income (expense):
      Interest income                                 4,795                    -                              4,795
      Interest expense                                    -                    -                                  -
                                           ------------------------------------------------------------------------

                Total other income                    4,795                    -                              4,795
                                           ------------------------------------------------------------------------

 Loss before benefit for income taxes            (1,400,794)             (24,810)                        (1,425,604)

 Benefit for income taxes                                 -                    -                                  -

 Net loss                                  $     (1,400,794)   $         (24,810)                     $  (1,425,604)
                                           ========================================================================

 Net loss per share - basic and dilluted   $          (0.18)   $           (0.02)                     $       (0.36)
                                           =====================================                      =============

 Weighted average shares
 Outstanding (basic)                              7,757,000            1,537,000                          3,944,000
                                           =====================================                      =============


See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

    Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

NOTE 1 - Ceristar, Inc.

         Ceristar, Inc. ["Ceristar"], a corporation, was incorporated under the laws of Deleware. Ceristar is primarily engaged in the business of developing and servicing Internet Protocol technology.

NOTE 2 - Plant Resources, Inc.

         Plant Resources, Inc. ["Plant Resources"], was incorporated under the laws of Delware and had no significant operating plan.

NOTE 3 - Pro Forma Adjustments

         Ceristar entered into a Merger Agreement with Plant Resources, a company under common control, effective September 10, 2002, wherein Planet Resources, issued 3,973,682 shares of common stock, in exchange for all the issued and outstanding preferred and common stock of Ceristar. The number of shares issued in the transaction were based on a coversion rate of Ceristar's preferred stock of .757 to a share of Planet Resources, and Ceristar's common stock at approximately .32 to a share of Planet Resources. The transaction was accounted for as a reverse merger and a re-capitalization of Ceristar's equity.

         Pro forma adjustments on the attached financial statements include the following:

         [1] To record the acquisition of Planet Resources by Ceristar through the issuance of 3,787,152 shares of Planet resources common stock in exchange for all the preferred and common shares of Ceristar. The number of Planet Resources' shares were derived based on the ratios referred to above, applied to the issued and outstanding preferred and common stock of Ceristar as of June 30, 2002. Planet Resources also effected a 5.23 reverse stock split just prior to the merger and has been reflected in this adjustment

NOTE 4 - PRO FORMA (LOSS) PER SHARE

         The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though such shares had been outstanding from the beginning of the periods presented.

         Dilutive earnings per share was not presented, as its effect was anti-dilutive for the periods presented.

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